UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2007
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Capital Growth Systems, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

Florida ______________________	0-30831 _______________________	65-0953505 _______________________
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 East Commerce Drive, Suite A, Schaumburg, Illinois 60173
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(Address of Principal Executive Offices, Including Zip Code)

(630) 872-5800
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(Registrant's Telephone Number, Including Area Code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Units Offering

This Form 8-KA supplements the prior disclosures contained in the Form 8-K filing of Capital Growth Systems, Inc. (the “Company”) with respect to the initial closing of equity financing as described below and includes the effect of additional funding pursuant to such offering as well as associated transactions.

On January 19, 2007, the Company closed on an equity funding of $15,869,429 toward the issuance of Units comprised of 15,889.4 (rounded) shares of Series AA Preferred Stock (convertible into Common Stock at $0.45 per Share) and warrants to purchase an additional 15,869.4 (rounded) shares of Series AA Preferred Stock. Each Unit was priced at $1,000 comprised of: (i) one share of Series AA Preferred Stock; (ii) one warrant to purchase one half share of Series AA Preferred Stock at $1,000 per share expiring December 31, 2008 (“Two Year Warrant); and (ii) one warrant to purchase one half share of Series AA Preferred Stock at $1,444.43 per share, expiring December 31, 2009 (Three Year Warrant). Since January 20, 2007 through March 25, 2007, the Company has closed on equity funding of an additional $4,290,840, representing an additional 4,290.8 (rounded) shares of Series AA Preferred Stock constituting 9,535,197 shares of Common Stock on an as converted basis and warrants to purchase an additional like amount of Series AA Preferred Stock, with one-half or 2145.4 Series AA Preferred Shares (4,767,598 shares of Common Stock as converted) exercisable at $1,000 per share on or before December 31, 2008 ($0.45 per share on an as converted to Common Stock basis); and the other one-half or 2145.4 Series A Preferred Shares (4,767,598 shares of Common Stock as converted) exercisable at $1,444.43 per share (or $0.65 per share on an as converted to Common Stock basis). This financing brings aggregate issued and outstanding Series AA Preferred Stock to 20,160.4 (rounded) shares representing 44,800,414 shares of Common Stock on an as converted basis, assuming the anti-dilution protection described in the original Form 8-K to which this filing relates.

On an as-converted basis, the Two Year Warrants issued as part of the Units may be exercised to purchase an aggregate of 22,400,283 shares of Common Stock exercisable at $0.45 per share, and the Three Year Warrants may be exercised to purchase an aggregate of 22,400,131 shares of Common Stock exercisable at $0.65 per share, assuming the anti-dilution protection described above is not triggered.

In addition, the placement agent and designees in connection with the Units financing received warrants to purchase 928.37 (rounded) shares of Series AA Preferred Stock (2,063,030 shares of Common Stock on an as converted basis), with one half of the warrants expiring December 31, 2008 and exercisable at $0.45 per share (on an as converted to Common Stock basis) and one half expiring December 31, 2009 and exercisable at $0.65 per share (on an as converted to Common Stock basis). These Warrants were earned effective January 19, 2007. The placement agent was awarded on March 22, 2007 warrants to purchase an additional 33.950 (rounded) shares of Series A Preferred Stock (75,444 shares of Common Stock on an as converted basis), allocable one half to warrants expiring and exercisable on the same terms as each of the classes of warrants outlined above in this paragraph.

Senior Secured Facility

On January 19, 2007, the Company closed the initial funding of $7,020,632 of borrowings on an 18 month $12,000,000 Senior Secured Facility issued to the Company by Hilco Financial, LLC. The Company has agreed to EBITDA covenants (earnings before interest taxes, depreciation and amortization) with Hilco as follows (at least 75% of the amount must be achieved on a cumulative basis: Q1 2007 ($2,400,000); Q2 2007 ($2,600,000); Q3 2007 ($600,000); and Q4 2007 ($3,100,000). Hilco and the Company also agreed to a covenant capping capital expenditures at $500,000 for 2007.

Junior Secured Facility

On January 19, 2007 the Company entered into an agreement with a number of individuals and entities for the establishment of a Junior Secured Facility which permits the funding of up to $10,000,000 of original principal amount of advances. At the closing, an initial $5,888,438 of funds was provided pursuant to the facility (as adjusted to reflect an additional $1,230 of accrued interest converted to principal from the amount previously reported) and on January 22, 2007 an additional $500,000 was added to the facility, bringing the aggregate principal amount of the facility to $6,388,438.

In connection with the funding of the Junior Secured Facility, each lender was issued a warrant to purchase up to 67.500675 shares of Series AA Preferred Stock for each $100,000 of monies advanced, which represents 150,000 shares of Common Stock on an as converted basis, exercisable at $0.45 per share and expiring December 31, 2009. To date, an aggregate of 4,312.23922 shares of Series AA Preferred Stock (representing 9,582,658 shares of Common Stock on an as converted basis). Shares of Common Stock on an as converted basis are issuable in connection with the warrants so issued. The warrants issued as part of the Junior Secured Facility are subject to similar extension and registration rights as those granted to the purchasers in the Units offering described above.

The Junior Secured Facility is secured by a junior lien on the Company’s assets and the assets of its subsidiaries, which is expressly contractually subordinated to the Senior Secured Facility and any refinancing of that facility.

Item 3.02 Unregistered Sales of Equity Securities

With respect to each issuance outlined in this Item 3.02, unless otherwise stated, the Company relied upon exemptions contained in Section 4(2) and/or in Regulation D promulgated under the Securities Act of 1933, as amended, to make such issuance.

Units Offering

On January 19, 2007, the Company closed on an equity funding of $15,869,429 toward the issuance of Units comprised of 15,889.4 (rounded) shares of Series AA Preferred Stock (convertible into Common Stock at $0.45 per share) and warrants to purchase an additional 15,889.4 (rounded) shares of Series AA Preferred Stock. As of March 25, 2007, this amount has been increased on a cumulative basis to 20,180.2 (rounded) shares of Series AA Preferred Stock, representing 44,800,414 cumulative shares of Common Stock on an as converted to Common Stock basis. For a detailed description of the terms of the Units offering, see Item 1.01 Entry Into a Definitive Material Agreement - Units Offering, above.

Junior Secured Facility

In connection with the funding of Junior Secured Facility, each lender under that facility was issued a warrant to purchase up to 67.500675 shares of Series AA Preferred Stock for each $100,000 of monies advanced, which represents 150,000 shares of Common Stock on an as converted basis, exercisable at $0.45 per share and expiring December 31, 2009. For a description of the terms of the warrants, see Item 1.01 Entry into a Definitive Material Agreement - Junior Secured Facility, above.

Mandatory Notes - Warrants in Addition to Units Issued on Conversion. In connection with the Mandatory Note issuances from January 22, 2007 through March 25, 2007, an aggregate of $4,290,840 of Mandatory Notes were issued, which were converted into Units of Series AA Preferred Stock and Warrants on the terms as described in Section 1.01. In consideration for the funding of the Mandatory Notes, in addition to the conversion of the Mandatory Notes into Units (comprising a portion of the Units discussed in “Units Offering” above), Warrants to purchase an additional 327.15327 shares of Series AA Preferred Stock (convertible into 727,000 shares of Common Stock) were issued to the Mandatory Note lenders for the funding through January 19, 2007, which was increased by the subsequent Mandatory Note issuances through March 25, 2007 to warrants for an additional 386.17946 shares of Series AA Preferred Stock (convertible into 858,168 shares of Common Stock). The warrants associated with this issuance are exercisable at $0.45 per share on an as converted to Common Stock basis, expire on December 31, 2011 and are callable by the Company in the manner discussed in “Mandatory Notes” above in Section 3.02.

Issuance of Warrants to Consultants. The Company has engaged a number of consultants and has agreed to compensate them for financial consulting services with warrants issued as of the dates set forth below, in each instance with: (i) one half of the warrants set for the below exercisable at $1000 per share of Series AA Preferred Stock (convertible into 2222.2 shares of Common Stock at $0.45 per share) expiring December 31, 2007; and (ii) one half exercisable at $1444.44 per share of Series AA Preferred Stock (convertible into 2222.2 shares of Common Stock at $0.65 per share). The agreed upon issuances were as follows:

	Date	Number of Series AA Preferred Shares Purchasable(1)
1.	March 22, 2007	369.78085	(821,728 Common as converted)
2.	March 22, 2007	369.78085	(821,728 Common as converted)
3.	March 22, 2007	109.9208	(244,266 Common as converted)
4.	March 22, 2007	14.16569	(31,749 Common as converted)
5.	March 22,2007	45.28665	(100,636 Common as converted)
6.	March 22, 2007	31.29061	(69,534 Common as converted)
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(1)	Allocated one-half to $0.45 warrants and one half to $0.65 warrants as outlined above.

The Company effective February 5, 2007 approved the grant of stock options to purchase Common Stock to two employees as time based options vesting 25% on issuance and 25% on each of the next three anniversaries, all exercisable at $0.98 per share.

Effective March 8, 2007 approved the grant of the following Common Stock options to key employees and/or future hires as of the dates set forth below, all exercisable at $0.92 per share with all time based options vesting 25% on issuance and 25% on each of the next three anniversaries; and all performance based options subject to criteria to be established between the Company and each of the designated recipients:

	Time Based Options	Performance Based Options
1.	300,000	500,000
2.	300,000	500,000
3.	300,000	500,000
4.	300,000	500,000
5.	150,000	200,000
6.	250,000	500,000
7.	250,000	300,000
8.	300,000	300,000
9.	50,000	-
10.	50,000	-

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Derry “Skip” Behm, will resign as chief financial officer of the Company effective as of April 30, 2007 to pursue other interests. Effective as of May 1, 2007 Darin McAreavey, presently senior vice president of finance, shall become the Company’s new chief financial officer, consistent with the succession clause contained in his employment agreement.

Item 8.01 Other Events

Unsecured Loans. In connection with the Company’s acquisition of 20/20 Technologies, Inc., there remained unsecured loans with an original principal amount of $1,610,000 outstanding. In connection with the funding of the Senior Secured Facility, the Company paid off all but one of these loans ($60,000 original principal amount), to the extent the holders of the loans did not elect to convert the principal and accrued interest thereon to equity. The Company subsequently paid off the $60,000 loan.

Creditor Waiver Agreements. In connection with the Company’s purchase of 20/20 Technologies, Inc. there were two outstanding agreements with creditors of 20/20 Technologies and its subsidiaries, calling for the accrual of these liabilities at 8% simple interest and the payoff of the principal in eight quarterly installments, plus a prepayment of 10% of the original principal amount of the obligations upon the Company raising $10,000,000 of equity and a second comparable prepayment upon the Company raising an additional $10,000,000. There is a remaining principal balance of $967,080 with respect to these loans.

Fully Diluted Capitalization of the Company. As a result of all issuances of capital stock of the Company to date, the outstanding capital stock of the Company on an as converted to Common Stock basis as of March 29, 2007 represents 69,575,834 shares of Common Stock (on an as converted basis), with cumulative stock options to purchase 18,625,000 (rounded and including options for approximately 1,700,000 shares authorized but not yet issued) shares of Common Stock (on an as converted basis and subject to certain vesting and/or performance criteria) and cumulative warrants to purchase 77,842,000 (rounded) shares of Common Stock (on an as converted basis), representing cumulative fully diluted capitalization of 165,982,000 (rounded) shares of Common Stock on an as converted basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GROWTH SYSTEMS, INC.

Date: March 30, 2007	By:	/s/ Derry L. Behm

Its: Chief Financial and Accounting Officer